UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of report (Date of earliest event reported): May 5, 2026

Commission File Number: 1-39804

Exact name of registrant as specified in its charter:
TEXAS PACIFIC LAND CORPORATION

State or other jurisdiction of incorporation or organization:	IRS Employer Identification No.:
Delaware	75-0279735

Address of principal executive offices:
 2699 Howell Street, Suite 800 Dallas, Texas 75204

Registrant’s telephone number, including area code:
214-969-5530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	TPL	New York Stock Exchange
NYSE Texas, Inc.

Item 1.01.	Entry into a Material Definitive Agreement.
Board Representative Agreement

On May 5, 2026, Texas Pacific Land Corporation, a Delaware corporation (the “Company”), entered into a Board Representative Agreement (the “Agreement”) with Horizon Kinetics Holding Corporation (“Horizon Kinetics”) and Horizon Kinetics Asset Management LLC (together with Horizon Kinetics and collectively with their respective affiliates, including the HK Funds (as defined in the Agreement), “Horizon”). Pursuant to the Agreement, the Company has agreed to, among other things, nominate a designee of Horizon (the “HK Designee”) for election to the board of directors of the Company (the “Board”), subject to the approval of the nominating and corporate governance committee of the Board, at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). Pursuant to the Agreement, Peter Doyle has been selected as the HK Designee.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.
The Company hereby incorporates by reference the contents of a press release announcing financial results for the three months ended March 31, 2026, which was released to the press on May 6, 2026. A copy of the press release is furnished as Exhibit 99.1 to this current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On May 5, 2026, the Board appointed Peter Doyle to the Board. Mr. Doyle will stand for re-election at the 2026 Annual Meeting. Mr. Doyle was also appointed to serve on the strategic acquisitions committee of the Board.

Mr. Doyle is a co-founder and the Co-Chief Executive Officer of Horizon Kinetics (OTCQX: HKHC). He is a senior member of the Horizon Kinetics research team and a member of its investment committee and its board of directors. Mr. Doyle is also the President of Kinetics Mutual Funds, Inc., a series of investment companies managed by the Horizon Kinetics, and is a Co-Portfolio Manager for several other registered investment companies, private funds, and separately managed accounts. Mr. Doyle also serves as the Chairman and Co-Chief Executive Officer of FRMO Corp. (OTCID: FRMO). Previously, Mr. Doyle was with Bankers Trust Company (1985-1994) as a Senior Investment Officer, where he also served on the Finance, Utility and REIT Research sub-group teams. Mr. Doyle received a BS from St. John’s University and an MBA from Fordham University.

Mr. Doyle will receive the Company’s standard compensation for non-employee directors, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 26, 2025. Other than the Agreement described above, there are no arrangements or understandings between Mr. Doyle and any other person pursuant to which Mr. Doyle was named a director of the Company. Mr. Doyle does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.
On May 6, 2026, the Company posted to the Company’s website at www.texaspacific.com an updated investor presentation to be used, in whole or in part, from time to time in meetings with investors and analysts. A copy of the updated investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. The Company included a link in the updated investor presentation (Exhibit 99.2) to a video of Tyler Glover, the Chief Executive Officer of the Company, and others discussing the Company. The video is also available on the Company’s website at www.TexasPacific.com.

On May 6, 2026, the Company issued a press release announcing the appointment of Mr. Doyle to the Board. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibits 99.1, 99.2, and 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
	(d)	Exhibits.
		10.1	Board Representative Agreement, dated as of May 5, 2026.
		99.1	Press release including financial results of Texas Pacific Land Corporation for the Three Months Ended March 31, 2026 and 2025.
		99.2	Investor Presentation May 2026.
		99.3	Press release dated May 6, 2026 (furnished pursuant to Item 7.01).
		104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS PACIFIC LAND CORPORATION

Date:	May 6, 2026	By:	/s/ Chris Steddum
Chris Steddum
Chief Financial Officer